Exhibit 99.1

MariaDB Announces First Quarter Fiscal 2023 Financial Results

Cloud-related subscription revenue up 90% year-over-year

REDWOOD CITY, Calif. and DUBLIN – February 13, 2023 – MariaDB plc (NYSE: MRDB) today announced its financial results for the first quarter of fiscal year 2023, which ended December 31, 2022.

“We continue to make progress at transforming our business to the cloud, demonstrated by 90% growth in cloud-related subscription revenue,” said Michael Howard, CEO at MariaDB plc. “This positions us well, as we bring substantial new capabilities to the next release of MariaDB SkySQL, a second generation cloud database, delivering unstoppable performance and scale for our customers. The immense value we deliver to our customers is further highlighted by a multi-year contract of up to $34 million closed our first quarter, the largest deal in the company’s history.”

First Quarter Fiscal 2023 Financial Highlights

•	Revenue: Total revenue was $12.8 million for the first quarter of fiscal 2023, an increase of 20% year-over-year, which was consistent with our revenue growth rate over the last few years. Cloud-related subscription revenue grew 90% year-over-year, continuing the transformation of our on-premises business to the cloud.
•	Annual recurring revenue (ARR): Total ARR as of December 31, 2022 was $52.0 million, an increase of 17% year-over-year, which was consistent with our ARR growth rate over the last few years.
•	Gross profit: Gross profit was $9.4 million for the first quarter of fiscal 2023, representing a 73.7% gross margin compared to 72.8% in the year-ago period.
•	Loss from operations: Loss from operations was $12.8 million for the first quarter of fiscal 2023, compared to a loss of $11.3 million in the year-ago period.
•	Net loss: Net loss was $13.0 million, or $0.55 per share, for the first quarter of fiscal 2023. This compares to a net loss of $12.2 million in the year-ago period.

First Quarter Fiscal 2023 Business Highlights

•	MariaDB completed its merger with Angel Pond Holdings Corporation and listed on the New York Stock Exchange under the ticker “MRDB.”
•	Signed the largest multi-year deal in the company’s history for up to $34 million with a leading financial services customer.
•	Accelerated growth in our cloud business, including customer announcements with Certified Power Solutions, Hit Labs and SUPERCAT.
•	Showcased the upcoming new release of our SkySQL cloud database service at AWS re:Invent.
•	Appointed Hal Berenson, former VP and general manager of Amazon RDS, to MariaDB’s board of directors.

About MariaDB

MariaDB is a new generation cloud database company whose products are used by companies big and small, reaching more than a billion users through Linux distributions and have been downloaded over one billion times. Deployed in minutes and maintained with ease, leveraging cloud automation, our database products are engineered to support any workload, any cloud and any scale – all while saving up to 90% of proprietary database costs. Trusted by organizations such as Bandwidth, DigiCert, InfoArmor, Oppenheimer, Samsung, SelectQuote and SpendHQ, MariaDB’s software is the backbone of critical services that people rely on every day. Learn more at mariadb.com.

Key Business Metrics

We review a number of operating and financial metrics, including Annual Recurring Revenue (“ARR”), to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.

We believe that our ARR is an important indicator of our financial performance and operating results given the renewable nature of our business. ARR does not have a standardized meaning and is therefore unlikely to be comparable to similarly titled metrics presented by other companies. We define ARR as the annualized revenue for our subscription customers, excluding revenue from nonrecurring contract services (e.g., time and material consulting services). For our annual subscription customers, we calculate ARR as the annualized value of their subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which we are negotiating a renewal). In the event that we are negotiating a renewal with a customer after the expiration of their subscription, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new subscription or renewal, or until we are notified that the customer will not be renewing its subscription. Additionally, a subset of customers under the MariaDB SkySQL subscription service offering has monthly pay-as-you-go contract terms. We calculate ARR as their monthly recurring revenue as of the measurement date, multiplied by 12. We consider these annualized pay-as-you-go revenues relevant in the determination of ARR as it aligns with our strategic goal to convert the pay-as-you-go customers to annual subscription customers.

ARR should be viewed independently of revenue, and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for or forecast of revenue. Our calculation of ARR is not adjusted for the impact of any known or projected events that may cause any such contract not to be renewed on its existing terms. Consequently, our ARR may fluctuate within each quarter and from quarter to quarter.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar or comparable expressions, and variations or negatives of such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as the benefits of the recent business combination with Angel Pond Holdings Corporation and related transactions (the “Business Combination”), future opportunities for us and our products and services (including increased business in the cloud), the ultimate length and value of contractual relationships with our customers, and any other statements regarding MariaDB’s future operations, anticipated growth, financial or operating results or condition, capital allocation, market opportunities, strategies, anticipated business levels, future earnings, customer relationships (including terms), planned activities, competitions, and other expectations and targets for future periods.

As a result of a number of known and unknown risks and uncertainties, our actual results, condition, or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (a) our ability to continue as a going concern and to secure additional financing needed to meet short-term and long-term liquidity needs; (b) our ability to compete in an increasingly competitive environment; (c) our ability to retain and recruit qualified personnel, including officers (including a chief financial officer), directors and other key personnel (including those with public company experience); (d) our ability to acquire and integrate technologies, personnel, and other assets (including those related to the acquisition of CubeWerx and Sector 42 by Legacy MariaDB; (e) our ability to retain existing customers and their business and attract additional customers and their business; (f) intellectual property, information technology and privacy requirements that may subject us to unanticipated liabilities; (g) our ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and our ability to manage our operations, including potential growth and expansion of our business operations and building out controls, effectively; (h) our ability to effectively operate as a public company; (i) any regulatory actions or litigation relating to the Business Combination; (j) our ability to maintain the listing of our Ordinary Shares, Public Warrants or other securities on the NYSE; (k) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics, and natural disasters on our business; and (l) other risks and uncertainties indicated from time to time in our SEC filings, such as on Forms 10-Q and 10-K, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by us.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We give no assurance that we will achieve our expectations or plans, which may change over time.

Source: MariaDB

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Contacts

Investors:

ir@mariadb.com

Media:

pr@mariadb.com

MariaDB plc

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(unaudited)

	December 31,	September 30,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$27,875	$4,756
Short-term investments	—	25,999
Accounts receivable, net	25,045	12,154
Prepaids and other current assets	5,906	15,806
Total current assets	58,826	58,715
Property and equipment, net	522	708
Goodwill	7,816	7,535
Intangible assets, net	1,056	1,120
Operating lease right-of-use assets	777	890
Other noncurrent assets	1,738	1,006
Total assets	$70,735	$69,974
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,381	$3,267
Accrued expenses	6,224	8,902
Operating lease liabilities	509	496
Long-term debt, current	16,053	122
Deferred revenue	29,106	26,236
Total current liabilities	58,273	39,023
Long-term debt, net of current	—	14,622
Operating lease liabilities, net of current	303	433
Deferred revenue, net of current	16,578	5,321
Warrant liabilities	6,235	1,749
Deferred tax liability	174	—
Total liabilities	81,563	61,148
Commitments and contingencies (Note 10)
Convertible preferred shares, par value of $0 per share	—	206,969
Stockholders’ equity (deficit):
Ordinary shares, par value of $0.01 per share	664	—
Additional paid-in-capital	211,465	11,482
Accumulated deficit	(213,362)	(200,320)
Accumulated other comprehensive income (loss)	(9,595)	(9,305)
Total stockholders’ equity (deficit)	(10,828)	(198,143)
Total liabilities, convertible preferred shares and stockholders’ equity (deficit)	$70,735	$69,974

MariaDB plc

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,
	2022	2021
Revenue:
Subscription	$11,277	$9,509
Services	1,528	1,191
Total revenue	12,805	10,700
Cost of revenue:
Subscription	1,590	1,573
Services	1,775	1,336
Total cost of revenue	3,365	2,909
Gross profit	9,440	7,791
Operating expenses:
Research and development	9,473	8,470
Sales and marketing	7,232	6,575
General and administrative	5,503	4,033
Total operating expense	22,208	19,078
Loss from operations	(12,768)	(11,287)
Other (expense) income:
Interest expense	(232)	(721)
Change in fair value of warrant liabilities	1,731	(120)
Other income (expense), net	(1,829)	(39)
Loss before income tax expense	(13,098)	(12,167)
Income tax expense	56	(15)
Net loss	$(13,042)	$(12,182)
Net loss per share attributable to common shares – basic and diluted	$(0.55)	$(1.01)
Weighted-average shares outstanding – basic and diluted	23,912,928	12,072,473
Comprehensive Loss:
Net loss	$(13,042)	$(12,182)
Foreign currency translation adjustment, net of taxes	1,887	604
Amounts reclassified from accumulated other comprehensive income for unrealized gains on available-for-sale debt securities, net of taxes	(2,177)	—
Total comprehensive loss	$(13,332)	$(11,578)